Exhibit 10.4

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT SUMMARY OF AWARD

NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Omnibus Equity Compensation Plan (the “Plan”), hereby awards to the individual listed below (the “Participant”), this Restricted Stock Unit Award representing the number of Restricted Stock Units set forth below (the “Restricted Stock Units”) that may become vested as set forth below.  The Restricted Stock Units are subject in all respects to the terms and conditions set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof.  Unless otherwise defined herein, capitalized terms used in this Restricted Stock Unit Summary of Award (the “Summary of Award”) and the Restricted Stock Unit Award Agreement will have the meanings set forth in the Plan.

Participant:	[[FIRSTNAME]] [[LASTNAME]]

Award Number:	[[GRANTNUMBER]]

Date of Grant:	[[GRANTDATE]]

Plan:	2014 Omnibus Equity Compensation Plan

Award Type:	[[GRANTTYPE]]

Total Number of Units:	[[SHARESGRANTED]] Restricted Stock Units

Fair Market Value on Date of Grant:	[[MARKETPRICEATAWARD]]

Vesting Schedule:	[Vesting schedule with definition of “Vesting Date”].

Vesting Upon Death or Disability:

The vesting of the Restricted Stock Units shall accelerate and vest in full as of the date on which the Participant ceases to be employed as an Employee or provide service as a Key Advisor or Non-Employee Director on account of the Participant’s death or Disability, as applicable.

Vesting Upon Certain Termination Events Following a Change of Control:

In the event a Change of Control occurs while the Participant is employed as an Employee, the Restricted Stock Units shall accelerate and vest in full if, upon or after the Change in Control, 1) the Participant’s job is Materially Altered and the Participant voluntarily terminates employment as an Employee within the time period specified in the Plan after complying with the notice requirements specified in the Plan, or 2) the Participant’s employment as an Employee is Involuntarily Terminated, other than for Cause, death, or Disability.

Issuance Schedule:

Upon vesting of the Restricted Stock Units in accordance with this Restricted Stock Unit Award Agreement, the Company shall cause to be issued and registered in the Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, shares of Company Stock in payment of such vested Restricted Stock Units. The date of such issuance (the “Payment Date”) will occur as soon as practicable following the date the Restricted Stock Units become vested; provided, however, that such distribution will be made not later than March 15 of the calendar year following the calendar year in which such Restricted Stock Units vest. Distribution will be made with respect to the Restricted Stock Units on the Payment Date in shares of Company Stock, with each vested Restricted Stock Unit equivalent to one share of Company Stock. In no event will any fractional shares of Company Stock be issued. Except as set forth herein or as otherwise determined by the Committee, the Participant must be employed as an Employee or providing service as a Key Advisor or Non-Employee Director on the Vesting Date in order to vest in the Restricted Stock Units.

Participant Acceptance:

By signing the acknowledgement below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award Agreement and this Summary of Award and accepts the Restricted Stock Units following the date of the Company’s notification to the Participant of the award of the Restricted Stock Units (the “Notification Date”).  The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Summary of Award or the Restricted Stock Unit Award Agreement.

The Participant acknowledges delivery of the Plan and the Plan prospectus together with this Summary of Award and the Restricted Stock Unit Award Agreement.  Additional copies of the Plan and the Plan prospectus are available at the intranet site at [  ] or by contacting the Company’s Human Resources Department at [    ].

Agreed and accepted:

Participant

Date

EXHIBIT A

NPS PHARMACEUTICALS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Pursuant to the 2014 Omnibus Equity Compensation Plan)

This Restricted Stock Unit Award Agreement (this “Agreement”) is delivered by NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Summary of Award delivered with this Agreement to the individual named in the Summary of Award (the “Participant”).  The Summary of Award, which specifies the Participant, the date as of which the award is made (the “Date of Grant”), the vesting schedule and other specific details of the award is incorporated herein by reference.

1.                                      Award of Restricted Stock Units.  Upon the terms and conditions set forth in this Agreement and in the Company’s 2014 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby awards to the Participant the number of restricted stock units set forth in the Summary of Award (the “Restricted Stock Units”). The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. Copies of the Plan and the official Plan prospectus are available on the Company’s intranet site at [    ] or by contacting the Company’s Human Resources Department at [    ].  Each Restricted Stock Unit will entitle the Participant to receive, at such time as is determined in accordance with the provisions of this Agreement, one fully paid, non-assessable share of common stock of the Company (the “Company Stock”).  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.  The Participant agrees to be bound by all of the terms and conditions of the Plan.

2.                                      Vesting of Restricted Stock Units.

(a)                                 The Restricted Stock Units will become vested as set forth in the Summary of Award, provided that the Participant continues to be employed as an Employee or provide service as a Key Advisor or Non-Employee Director through the Vesting Date (as defined in the Summary of Award).

(b)                                 Except as set forth in the Summary of Award, if the Participant ceases to be employed as an Employee or provide service as a Key Advisor or Non-Employee Director for any reason prior to the Vesting Date, the Participant will forfeit all rights to receive shares of Company Stock hereunder and the Participant will not have any rights with respect to any portion of the shares of Company Stock that have not yet become vested as of the date the Participant ceases to be employed as an Employee or provide service as a Key Advisor or Non-Employee Director.

(c)                                  Issuance of Company Stock.  One share of Company Stock will be issued to the Participant for each vested Restricted Stock Unit in accordance with the Issuance Schedule set forth in the Summary of Award. Any Restricted Stock Units not vested will be forfeited.  In no event will any fractional shares of Company Stock be issued.  Accordingly, the total number of shares of Company Stock to be issued pursuant to this Agreement will, to the extent necessary, be rounded down to the next whole share of Company Stock in order to avoid the issuance of a fractional share.

3.                                      Tax Consequences.

(a)                                 The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the award or vesting of the Restricted Stock Units and the delivery of shares of Company Stock in connection therewith.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, and local and tax consequences of the award and vesting of the Restricted Stock Units and the delivery of shares of Company Stock in connection therewith as contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)                                 Unless the Committee provides otherwise, the number of shares of Company Stock issued to the Participant with respect to the Restricted Stock Units will be reduced by a number of shares of Company Stock sufficient to satisfy the amount of any federal, state or local income and employment taxes associated with the issuance of shares of Company Stock.  Notwithstanding the foregoing, the Employer may require that the Participant receiving any distribution or payment hereunder pay to the Employer the amount of any federal, state or local income and employment taxes that the Employer is required to withhold with respect to such payment, or the Employer may deduct from other compensation paid by the Employer the amount of any federal, state or local income and employment taxes due with respect to the Restricted Stock Units.  In no event will the amount of withholding exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.  [Note to Draft:  Please confirm that by default RSUs are withheld to satisfy income tax withholding and payroll tax obligations.]

4.                                      Rights of Participant.

(a)                                 Prior to the issuance, if any, of shares of Company Stock to the Participant with respect to vested Restricted Stock Units pursuant to the Issuance Schedule set forth in the Summary of Award, the Participant will not have any rights of a shareholder of the Company on account of the Restricted Stock Units.

(b)                                 [Note to Draft:  The 2005 Plan RSU agreements did not provide for dividend equivalents; this section providing for dividend equivalents comes from our model agreement.  Please let us know if this section should be removed.] [Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property (other than shares of Company Stock), is declared and paid on the outstanding Company Stock prior to the issuance of shares of Company Stock with respect to the vested Restricted Stock Units pursuant to the Issuance Schedule (i.e., those shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account will be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Restricted Stock Units subject to this Agreement had shares been issued with respect to such Restricted Stock Units and been outstanding and entitled to that dividend or distribution.  The phantom dividend equivalents so credited will vest at the same time as the Restricted Stock Units to which they relate and will be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Company Stock entitled to that dividend or distribution or in such other form as the Committee deems appropriate) concurrently with the issuance of shares of Company with respect to the vested Restricted Stock Units pursuant the Issuance Schedule set forth in the Summary of Award.]

5.                                      Restrictions on Issuance of Company Stock.  The obligation of the Company to deliver shares of Company Stock to the Participant with respect to vested Restricted Stock Units will be subject to the condition that if at any time the Committee will determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.

6.                                      Recoupment Policy.  The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an employee of the Company, as in effect from time to time and as approved by the Board of Directors, the Committee or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

7.                                      Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns.  During the period prior to the Payment Date, the right to receive shares of Company Stock may not be assigned, transferred, pledged or otherwise disposed of by the Participant, except as permitted under the Plan or by the Committee.  Any attempt to assign, transfer, pledge or otherwise dispose of the right to receive shares of Company Stock contrary to the provisions the Summary of Award, this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, will be null, void and without effect.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Committee, the Participant may designate a third party who, in the event of the Participant’s death, shall thereafter be entitled to payment of the shares of Company Stock subject to the Restricted Stock Units hereunder.

8.                                      Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the Restricted Stock Units awarded hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

9.                                      Award Subject to Plan Provisions. This award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan.  This award is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee will have the authority to interpret and construe this award pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

10.                               No Employment or Other Rights.  This Agreement will not confer upon the Participant any right to be retained in the employment of the Company and will not interfere in any way with the right of the Company to terminate the Participant’s employment at any time.  The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.  In the event that this Award is made in connection with performance of services as a Key Advisor or Non-Employee Director, no rights as an Employee shall arise as a result of this Agreement.

11.                               Notice.  Any notice to the Company provided for in this instrument will be addressed to the Company in care of the Corporate Secretary and General Counsel at the Company’s corporate headquarters, and any notice to the Participant will be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing.  Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.                               Applicable Law.  The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.  Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Agreement or Plan.

13.                               Statute of Limitations.  A Participant or any other person claiming benefits under the Plan or this Agreement must make a claim for such benefits within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

14.                               Application of Section 409A of the Code.  This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and will in all respects be administered in accordance with section 409A of the Code. The issuance of Company Stock pursuant this Agreement is intended to be subject to a “substantial risk of forfeiture” under section 409A of the Code, and issued within the “short term deferral” exception under such statute following the lapse of the applicable forfeiture condition.  Notwithstanding any provision in this Agreement to the contrary, if the Participant is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the original payment date.  If the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code will be paid to the beneficiary designated by the Participant pursuant to Section 7, or, if the Participant has not designated a beneficiary, the personal representative of the Participant’s estate, within sixty (60) days after the date of the Participant’s death.  The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, will be made by the Committee or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code.  In no event will the Participant, directly or indirectly, designate the calendar year of distribution.  This Agreement may be amended without the consent of the Participant in any respect deemed by the Committee or its delegate to be necessary in order to preserve compliance with section 409A of the Code.